Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Pixelworks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid			—	—		—	—	—

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)(2)(3)		$25,000,000			S-3	333-249934	November 16, 2020	$3,245 (3)

	Total Offering Amounts					$25,000,000		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							— (3)

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement includes an indeterminate number of shares of common stock as may from time to time become issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities.

(2)

Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of the securities listed, the table does not specify information as to the amount to be registered or the proposed maximum offering price per unit and resulting proposed maximum aggregate offering price. The aggregate public offering price of securities sold by Pixelworks, Inc. (the “Registrant”) (including newly listed securities and carry-forward securities) will not exceed $25,000,000.

(3)

In accordance with Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold and unissued common stock in the amount of $25,000,000 (the “Unsold Securities”) that were previously registered pursuant to the Registrant’s Registration Statement on Form S-3 initially declared effective by the Securities and Exchange Commission on November 16, 2020 (File No. 333-249934) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the registration fees previously paid by the Registrant in the amount of $3,245 with respect to such Unsold Securities will continue to be applied to such Unsold Securities. Accordingly, no additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.